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                                                                     Exhibit 11
                  Motorola, Inc. and Consolidated Subsidiaries
    Primary and Fully Diluted Earnings Per Common and Common Equivalent Share
                     (In millions, except per share amounts)

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                                                             For the Years Ended
                                                             -------------------
                                                             Dec. 31,   Dec. 31,
                                                               1993       1992
                                                             -------------------
Net Income                                                 $  1,022   $    576
Add:
Interest on Zero coupon notes due
          2009 and 2013, net of tax and
          effect of executive incentive and
          employee profit sharing plans                          15         18
                                                           --------   --------
Adjusted net income before cumulative
          effect of change in accounting
          principle                                           1,037        594
                                                           --------   --------
Cumulative effect of a change in
          accounting principle, net of tax                      ---       (123)
                                                           --------   --------
Adjusted net income
                                                           $  1,037   $    471
                                                           --------   --------
                                                           --------   --------

EARNINGS PER COMMON AND COMMON
          EQUIVALENT SHARE - PRIMARY:
- ----------------------------------------------
Weighted average common shares
          outstanding                                         274.4      267.0
Common equivalent shares:
          Stock options                                         6.4        3.8
          Zero coupon notes due 2009 and 2013                  10.5       12.0
                                                           --------   --------
Common and common equivalent
          shares-primary (in millions)                        291.3      282.8
                                                           --------   --------
                                                           --------   --------

Net earnings per share before
          cumulative effect of change in
          accounting principle                             $   3.56   $   2.10
Cumulative effect of change in
          accounting principle per share                        ---       (.43)
                                                           --------   --------
Net earnings per share - primary                           $   3.56   $   1.67
                                                           --------   --------
                                                           --------   --------

EARNINGS PER COMMON AND COMMON
      EQUIVALENT SHARE - FULLY DILUTED:
- ----------------------------------------------
Weighted average common shares
          outstanding                                         274.4      267.0
Common equivalent shares:
          Stock options                                         7.0        4.6
          Zero coupon notes due 2009 and 2013                  10.5       12.0
                                                           --------   --------
Common and common equivalent
     shares-fully diluted (in millions)                       291.9      283.6
                                                           --------   --------
                                                           --------   --------

Net earnings per share before
          cumulative effect of change in
          accounting principle                             $   3.55   $   2.09
Cumulative effect of change in
          accounting principle per share                        ---       (.43)
                                                           --------   --------
Net earnings per share - fully diluted                     $   3.55   $   1.66
                                                           --------   --------
                                                           --------   --------

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